Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Acquisition of Pressure Systems, Inc.
Expands Pressure Sensing Products in Aerospace Research and Water Monitoring Markets

Hampton, VA, September 8, 2010 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announced the acquisition of Pressure Systems, Inc. (“PSI”).  Located in Hampton, Virginia, PSI is a global leader in pressure sensing instrumentation for the aerospace research industry, and for water monitoring within operational and resource management applications.  The Company acquired the outstanding capital stock of PSI from Esterline Technologies Corporation, its parent company, for approximately $25 million in cash.  The transaction closed September 8, 2010.

Frank Guidone, Company CEO commented, “We are very excited about the addition of PSI to our pressure sensor product line.  PSI commands a dominant share in the aerospace research industry with its innovative pressure sensing instrumentation sold to major aircraft businesses along with turbo-machinery customers involved in aero-propulsion turbine development and maintenance, power generation turbine development and a wide spectrum of other industrial turbo-machinery applications.  The water monitoring industry is large and a significant growth opportunity for MEAS.  PSI is a leader in hydrostatic level measurement, a natural extension to MEAS’ established expertise within pressure transducers.  Due to the location of this acquisition and proximity to our existing Hampton facility, we will be able to consolidate operations to our facility and expect to achieve meaningful cost synergies through the business combination.”

Please visit the Company’s website at http://www.meas-spec.com to view the latest Company presentation located in Investor Relations Section.

About Measurement Specialties:  Measurement Specialties, Inc. (“MEAS”) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

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Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com